                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 18, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of JPMorgan U.S. Small Company Opportunities Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Accountants," and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
April 28, 2003